EXHIBIT 99.1      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                                                 TABLE OF CONTENTS


                                                                                                               PAGE
              Report of Independent Auditors ...............................................................      6

              Historical Financial Statements of RockPort Trade Systems, Inc. as of and for the Year Ended
                  December 31, 1999:

              Balance Sheet.................................................................................      7
              Statement of Operations ......................................................................      8
              Statement of Changes in Shareholders' Equity.................................................       9
              Statement of Cash Flows.......................................................................     10
              Notes to Financial Statements.................................................................     11

              Report of Independent Accountants ............................................................     19

              Historical Financial Statements of RockPort Trade Systems, Inc. as of and for the Year Ended
                  December 31, 1998:

              Balance Sheet.................................................................................     20
              Statement of Operations ......................................................................     21
              Statement of Changes in Stockholders' Equity.................................................      22
              Statement of Cash Flows.......................................................................     23
              Notes to Financial Statements.................................................................     24


                          REPORT OF INDEPENDENT AUDITORS


The Board of Directors
   and Shareholders
RockPort Trade Systems, Inc.

We have audited the accompanying balance sheet of RockPort Trade Systems, Inc. as of December 31, 1999, and the related statements of operations, changes in shareholders' equity, and cash flows for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RockPort Trade Systems, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.



                                            /s/ Ernst & Young LLP

Boston, Massachusetts
March 17, 2000

                            ROCKPORT TRADE SYSTEMS, INC.
                                    BALANCE SHEET


                                                                      DECEMBER 31,
                                                                          1999
                                                                   ---------------------
ASSETS
Current assets:
   Cash and cash equivalents                                       $        830,441
   Accounts receivable, less allowance for doubtful accounts
     of $154,500                                                          1,689,147
   Unbilled receivables                                                     555,969
   Prepaid expenses and other current assets                                 73,947
                                                                   ---------------------
Total current assets                                                      3,149,504

Property and equipment, net                                                 184,451
Other assets                                                                 54,388
                                                                   ---------------------
Total assets                                                       $      3,388,343
                                                                   =====================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                $        103,777
   Accrued expenses                                                         823,349
   Deferred revenue                                                         927,002
   Current portion of capitalized lease obligation                            4,784
                                                                    --------------------
Total current liabilities                                                 1,858,912
Capitalized lease obligation, excluding current portion                       4,784

Shareholders' equity:
   Series A convertible preferred stock, $0.01 par value; 536,790 shares authorized, 400,000 shares issued and outstanding
     (liquidation preference of $5,000,000)                                   4,000
   Common stock, $.001 par value; 13,210,000 shares authorized,
     9,000,000 shares issued and 8,400,000 shares outstanding                 3,000
   Additional paid-in capital                                             4,971,000
   Accumulated deficit                                                   (1,953,353)
   Common stock in treasury, at cost, 600,000 shares                     (1,500,000)
                                                                   ---------------------
Total shareholders' equity                                                1,524,647
                                                                   ---------------------
Total liabilities and shareholders' equity                         $      3,388,343
                                                                   =====================

SEE NOTES TO FINANCIAL STATEMENTS.

                           ROCKPORT TRADE SYSTEMS, INC.
                              STATEMENT OF OPERATIONS




                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1999
                                                                ----------------------
Revenue:
   Licenses                                                        $     3,148,917
   Post-contract customer support                                        1,345,407
   Services                                                              2,222,169
                                                                ----------------------
Total revenue                                                            6,716,493

Costs of revenue:
   Cost of licenses                                                        188,453
   Cost of post-contract customer support                                  932,929
   Cost of services                                                      1,417,292
                                                                ----------------------
Total cost of revenue                                                    2,538,674
                                                                ----------------------

Gross profit                                                             4,177,819

Operating expenses:
   General and administrative                                            2,316,597
   Sales and marketing                                                   1,824,136
   Research and development                                              1,414,951
                                                                ----------------------
Total operating expenses                                                 5,555,684
                                                                ----------------------

Operating loss                                                          (1,377,865)
Interest income                                                            101,154
Other income, net                                                          132,857
                                                                ----------------------

Net loss                                                           $    (1,143,854)
                                                                ======================

SEE NOTES TO FINANCIAL STATEMENTS.

                                           ROCKPORT TRADE SYSTEMS, INC.
                                   STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                           YEAR ENDED DECEMBER 31, 1999

                         SERIES A
                        CONVERTIBLE
                      PREFERRED STOCK        COMMON STOCK                                     TREASURY STOCK
                    -------------------- ----------------------                           -----------------------

                     NUMBER                NUMBER                ADDITIONAL                 NUMBER                     TOTAL
                       OF        PAR         OF        PAR        PAID-IN    ACCUMULATED      OF                   SHAREHOLDERS'
                     SHARES     VALUE      SHARES     VALUE       CAPITAL      DEFICIT      SHARES      AMOUNT        EQUITY
                    --------- ---------- ---------- ----------- ------------ ------------- --------- ------------ --------------
Balances at
January 1,
1999                400,000   $  4,000    9,000,000 $    3,000   $ 4,971,000  $  (809,449)   600,000   $(1,500,000) $ 2,668,501

Net loss                 --         --           --         --            --   (1,143,854)        --                 (1,143,854)
                    --------- ---------- ---------- ----------- ------------ ------------- --------- ------------ --------------

Balances at
December 31,
1999                400,000   $  4,000    9,000,000 $    3,000   $ 4,971,000  $(1,953,303)   600,000   $(1,500,000) $ 1,524,647
                    ========= ========== ========== =========== ============ ============ ========= ============= ==============



SEE NOTES TO FINANCIAL STATEMENTS.

                          ROCKPORT TRADE SYSTEMS, INC.
                            STATEMENT OF CASH FLOWS

                                                                         YEAR ENDED
                                                                     DECEMBER 31, 1999
                                                                   ---------------------
OPERATING ACTIVITIES
Net loss                                                                $(1,143,854)
Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                          136,010
     Loss on disposal of property and equipment                               1,409
     Provision for allowance for doubtful accounts                          116,500
     Changes in operating assets and liabilities:
         Accounts receivable                                                 33,023
         Unbilled revenue                                                  (513,169)
         Income taxes refundable                                            413,036
         Prepaid expenses and other current assets                           69,457
         Other long-term assets                                              (1,216)
         Accounts payable                                                    34,497
         Accrued expenses                                                   131,450
         Deferred revenue                                                  (228,544)
                                                                   ---------------------
Net cash used in operating activities                                      (951,401)

INVESTING ACTIVITIES
Proceeds from sales of property and equipment                                 5,000
Purchases of property and equipment                                         (58,021)
                                                                   ---------------------
Net cash used in investing activities                                       (53,021)

FINANCING ACTIVITIES
Repayment of note payable                                                    (1,444)
                                                                   ---------------------
Net cash used in financing activities                                        (1,444)
                                                                   ---------------------

Net decrease in cash and cash equivalents                                (1,005,866)
Cash and cash equivalents at beginning of year                            1,836,307
                                                                   ---------------------
Cash and cash equivalents at end of year                                $   830,441
                                                                   =====================
Supplemental disclosures of noncash investing
and financing activities:
   Equipment acquired under capital lease obligations                   $     9,568
                                                                   =====================

SEE NOTES TO FINANCIAL STATEMENTS.

                       ROCKPORT TRADE SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS

RockPort Trade Systems, Inc. a Massachusetts corporation (the Company or RockPort) was incorporated in July 1993. The Company designs, develops, markets and supports global supply chain management software to automate the sourcing, purchasing, financial and logistics functions of organizations in a broad range of industries. In addition, the Company provides consulting, training, maintenance and post-contract customer support services to facilitate the installation and use of its software.

On March 10, 2000, QRS Corporation (QRS), pursuant to an Agreement and Plan of Merger (the Reorganization Agreement), dated February 29, 2000, between QRS and RockPort acquired substantially all of the assets of RockPort in return for QRS's payment to RockPort of 814,794 shares of common stock of QRS and QRS's assumption of certain liabilities and obligations of RockPort. The amount of such consideration was determined based upon arm's-length negotiations between QRS and RockPort.

QRS has committed to provide sufficient support for a period of at least one year to allow the Company to meet its financial obligations as they come due.

2.  SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Revenue recognition from software license fees and from sales of software products is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant Company obligations with regard to implementation remain, the fee is fixed or determinable and collectibility is probable.

Post-contract customer revenue is deferred and recognized on a straight-line basis as service revenue over the life of the related agreement, which typically is one year.

Services revenue is primarily comprised of revenue from consulting and education services. Services revenue from consulting and education is billed on a time and materials basis and is recognized as the services are performed.

Customer advances and billed amounts due from customers in excess of revenue recognized are recorded as deferred revenue and recognized as the services are delivered.

The Company adopted Statement of Position (SOP) No. 97-2, SOFTWARE REVENUE RECOGNITION, and SOP 98-4, DEFERRAL OF THE EFFECTIVE DATE OF A PROVISION OF SOP 97-2, SOFTWARE REVENUE RECOGNITION, as of January 1, 1998. SOP 97-2 and SOP 98-4 provide guidance for recognizing revenue on software transactions and supersede SOP 91-1.

In 1999, the Company adopted SOP 98-9, MODIFICATION OF SOP 97-2, SOFTWARE REVENUE RECOGNITION, WITH RESPECT TO CERTAIN TRANSACTIONS. SOP 98-9 amends 98-4 to extend the period of deferral of the application of certain passages of 97-2 provided by SOP 98-4 through fiscal years beginning on or before March 15, 1999. All other provisions of SOP 97-2 are effective for transactions entered into in fiscal years beginning after March 15, 1999.

CASH EQUIVALENTS

The Company considers all highly liquid investment instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents principally consist of money market investments. The fair value of these investments approximates cost.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Repair and maintenance costs are expensed as incurred.

LONG-LIVED ASSETS

Long-lived assets used in operations, primarily property and equipment, are included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable. If the impairment evaluation indicates the affected asset is not recoverable, the asset's carrying value would be reduced to fair value. No event has occurred that would impair the value of long-lived assets recorded in the accompanying financial statements.

CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

Financial instruments, which potentially expose the Company to concentrations of credit risk, principally comprise cash and cash equivalents and accounts receivable. The Company's cash and cash equivalents are deposited with various domestic financial institutions. The Company's customers typically are large corporations with strong credit ratings. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have been within management's expectations.

For the year ended December 31, 1999, three customers accounted for approximately 58% of accounts receivables and approximately 22.5% of revenues.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Carrying amounts of financial instruments held by the Company, which include cash equivalents, accounts receivable, unbilled receivables, accounts payable and accrued expenses and deferred revenue, approximate fair value due to their short duration.

CAPITALIZED SOFTWARE

Capitalization of software development costs pursuant to SFAS No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED, begins upon the establishment of technological feasibility. Technological feasibility is established upon the completion of a working model. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Costs incurred by the Company between completion of a working model and the point at which the product is ready for general release have been insignificant. Therefore, through December 31, 1999 all research and development costs have been expensed as incurred.

STOCK-BASED COMPENSATION

The Company follows Accounting Principles Board Opinion 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB 25), and related interpretations in accounting for its stock-based compensation plan. The Company has elected the disclosure-only provisions of SFAS No. 123, ACCOUNTING AND DISCLOSURE OF STOCK-BASED COMPENSATION. Under SFAS No. 123, the Company is required to disclose pro forma net income (loss) as if compensation expense related to stock awards was recognized based on fair value of the options.

INCOME TAXES

The Company provides for income taxes under SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

SEGMENT REPORTING

The Company applies SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in interim financial reports. The Company views its operations and manages its business as one segment: the development and delivery of global supply chain management solutions, which include software and related products and services. Factors used to identify the Company's single operating segment include the organizational structure of the Company and the financial information available for evaluation by the chief operating decision maker in making decisions about how to allocate resources and assess performance.

NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, as amended by SFAS 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which is required to be adopted in fiscal years beginning after June 15, 2000. Management does not anticipate that the adoption of SFAS No. 133 will have a significant effect on the Company's results of operations or financial position.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS. The SAB formalizes positions the staff has expressed in speeches and comment letters. SAB 101 is effective no later than the second fiscal quarter of the fiscal year beginning after December 15, 1999. The Company is presently analyzing the effect, if any, that the adherence to the SAB will have on its financial condition or results of operations.

In March 2000, the FASB issued FASB Interpretation No. 44, ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION (FASBI No. 44), which provides further clarification and addresses practical issues related to APB No. 25.

Among other issues, FASBI No. 44 clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination.

FASBI No. 44 is effective July 1, 2000, but covers certain events that occurred after either December 15, 1998, or January 12, 2000. To the extent that FASBI No. 44 covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying FASBI No. 44 are recognizable on a prospective basis from July 1, 2000. The Company is presently analyzing the effect, if any, that the adherence to FASBI No. 44 will have on its financial condition and results of operations.

3.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 1999:


                                                         ESTIMATED USEFUL
                                                              LIFE
                                                         ----------------
Computer equipment                                           3 years               $ 342,024
Computer software                                            3 years                  78,489
Furniture, fixtures and equipment                            5 years                 141,638
Leasehold improvements                                    Lease term or
                                                         remaining useful
                                                         life, if shorter             23,388
                                                                            -----------------
                                                                                     585,539
Less accumulated depreciation and amortization                                       401,088
                                                                            -----------------
                                                                                   $ 184,451
                                                                            =================

Gross property under capital leases was $9,568 and is included in property and equipment.

4.  ACCRUED EXPENSES

Accrued expenses include the following at December 31, 1999:



Consulting                                                    $ 234,360
Salary and fringe benefits                                      392,364
Commission                                                      126,375
Professional fees                                                20,000
Bonus                                                            10,000
Other                                                            40,000
                                                       -----------------
                                                              $ 823,349
                                                       =================

5.  INCOME TAXES

The provision for income taxes differs from that computed based upon application of the statutory federal rate to income before income taxes due primarily to the effect of state income taxes and differences between the book and tax bases of certain assets and reserves.

The Company has deferred tax assets and liabilities comprised of the following as of December 31, 1999:


Accrued employee costs                                                  $    86,000
Allowances currently deductible                                              79,000
Tax credit carryforwards                                                    258,000
Net operating loss carryforwards                                            789,000
                                                                   ---------------------
Net deferred tax assets                                                   1,212,000
Deferred tax asset valuation allowance                                   (1,212,000)
                                                                   =====================
                                                                        $         -
                                                                   =====================


The provision (benefit) for income taxes for the year ended December 31, 1999 consists of the following:

Current:
   Federal                                                           $            -
   State                                                                          -
                                                                   ---------------------
                                                                                  -
Deferred:
   Federal                                                                 (511,394)
   State                                                                   (202,989)
                                                                   ---------------------
                                                                           (714,383)
Valuation allowance                                                         714,383
                                                                   =====================
                                                                     $            -
                                                                   =====================

The valuation allowance for deferred allowance for deferred tax assets increased by approximately $714,000 during the year ended December 31, 1999, due primarily to the additional allowance for net operating losses incurred.

At December 31, 1999, the Company has federal and state net operating loss carryforwards of approximately $1,700,000 and $3,100,000, respectively. Additionally, the Company has federal research and development credit carryforwards of $258,000 at December 31, 1999. If not utilized, these carryforwards will expire at various dates through 2019. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership (see Note 1) may have limited, or may limit in the future, the amount of net operating loss and research and development tax credit carryforwards which could be used annually to offset future taxable income and income tax liability.

The Company has provided a full valuation allowance for the net deferred tax assets as the realization of these future benefits is not sufficiently assured as of December 31, 1999. If the Company achieves profitability, the deferred tax assets will be available to offset future income tax liabilities.

6. PREFERRED STOCK

In connection with the Series A offering, the Company granted warrants to purchase up to 136,790 shares of the Series A preferred stock at an exercise price of $21.93. The warrants expire in February 2001.

Holders of Series A preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such holder's shares are convertible.

The holders of Series A are entitled to receive dividends, upon the declaration of a cash dividend to the holders of common stock, when and if declared. The holders of the Series A preferred stock shall be entitled to receive cash dividends on a pro rata basis to be determined as if the Series A convertible preferred stock was converted to common stock. Such dividends shall not be cumulative.

In the event of any liquidation, dissolution, or winding up of the affairs of the Company, the holders of Series A are entitled to receive, prior and in preference to the holders of common stock an amount equal to (a) $12.50 per share for the Series A preferred stock purchased under the February 1998 agreement and (b) $21.93 per share for the Series A preferred stock purchased under the warrant agreement, plus any accrued and unpaid dividends.

The Series A preferred stock was initially convertible, at the option of the holder, into common stock of the Company based upon a formula, which resulted in a 5-for-1 exchange. However, as the Company did not meet certain revenue targets in 1998, the conversion ratio was divided by 75% resulting in a current 6.67-for-1 exchange. The Series A preferred stock will convert automatically into common stock upon closing of an initial public offering in which the net proceeds equal or exceed $25,000,000.

7.  COMMON STOCK

On April 28, 1999, the Company's stockholders approved a 5-for-1 stock split of the Company's common stock. The financial statements have been restated to present the split as of the beginning of 1999.

The Company has reserved 4,580,380 shares of common stock for the conversion of the Series A convertible preferred stock, the exercise (and subsequent conversion into common stock) of the Series A preferred stock warrants and the exercise of common stock options. Of the common stock issued, 600,000 shares were held by the Company as treasury shares.

Holders of common stock are entitled to one vote per share. The outstanding shares of common stock are restricted as to transferability by an agreement among the stockholders. This agreement entitles the Company and its stockholders the right of first refusal to purchase any shares of the Company's common stock when offered for sale by any stockholder or in the event of a stockholder's death or disability.

8.  STOCK OPTIONS

The Company maintains the RockPort Trade Systems, Inc. Stock Option Plan (the "Plan"), which provides for the granting of non-qualified and incentive stock options, as applicable, to employees, officers and consultants of the Company. The total number of shares of common stock that may be issued under the Plan is 1,375,000. Options are exercisable at various exercise prices as determined by the Board of Directors and typically vest ratably over three years. The exercise price of incentive stock options shall not be less than the fair value per common share on the date of grant (not less than 110% of the fair value in the case of holders of more than 10% of the value or voting power of the Company's voting stock). Non-qualified stock options may be granted to employees and non-employees at an exercise price determined by the Board of Directors that may be less than fair market value but not less than the par value of the underlying common stock. No options have been exercised under the Plan as of December 31, 1999.

The following table summarizes the stock option activity under the Plan:

                                                                 WEIGHTED-
                                                                  AVERAGE
                                                  SHARES       EXERCISE PRICE
                                             ----------------- ----------------

Outstanding at December 31, 1998                    956,750           $0.44
Granted                                             427,900            0.80
Canceled                                           (385,650)           1.30
                                             ----------------- ----------------
Outstanding at December 31, 1999                    999,000           $0.44
                                             ================= ================
Options Exercisable at December 31, 1999            496,883
                                             =================
Options Available for Future Grant                  376,000
                                             =================




The weighted-average exercise price of options exercisable at December 31, 1999 was $0.16. The weighted-average fair value of options granted during 1999 was $0.80.

The following table summarizes information about stock options outstanding at December 31, 1999:


                                                            WEIGHTED-AVERAGE
                                                               REMAINING
                                            NUMBER             CONTRACTUAL       NUMBER
                  EXERCISE PRICE         OUTSTANDING           LIFE (YEARS)    EXERCISABLE
              ------------------------ -------------------- ---------------- ----------------
                      $  0.01                   400,000           6.47            400,000
                         0.20                    38,250           6.92                  -
                         0.80                   560,750           9.17             96,883
                                       --------------------                  ----------------
                                                999,000                           496,883
                                       ====================                  ================

No compensation expense was recognized under the Plan for employee option grants during 1999. Had compensation cost been determined based on the fair value of the options at the grant date pursuant to the provisions of SFAS No. 123, the Company's net loss would have been $1,215,621. Since options vest over several years and additional option grants are expected to be made in future years, pro forma net loss could be materially affected in future periods by the application of SFAS No. 123.

The fair value of each option grant is estimated on the date of grant using the minimum value method option-pricing model with the following assumptions for grants in 1999: no dividend yield; risk free interest rate of 5.04%; and expected life of 4.5 years.

During March 1997, the Company entered into an agreement with a significant customer entitling such customer to a worldwide nonexclusive license for use of the Company's software. In connection with the agreement, the Company granted the customer an option to purchase 25% of the Company's common stock in the event that the Company notifies the customer that the Company intends to proceed with an initial public offering of its common stock. The purchase price will be mutually determined by the parties when the option becomes exercisable. The value ascribed to the option by management was not significant.

9.  LEASES

The Company leases its office space under a cancelable operating lease. The Company also leases certain computer and office equipment under operating and capital leases that expire through 2000. Future minimum lease payments under leases at December 31, 1999 were as follows:


                                                                    CAPITALIZED LEASE
YEAR ENDING DECEMBER 31                                                OBLIGATION        OPERATING LEASES
                                                                   -----------------------------------------
2000                                                                      $   5,478          $ 197,828

2001                                                                          5,478            191,928

2002                                                                              -             95,964
                                                                   -----------------------------------------

Total minimum lease payments                                                 10,956           $485,620
                                                                                       =====================

Less amounts representing interest                                            1,388
                                                                   --------------------
Present value of minimum lease payments                                       9,568

Less current lease portion                                                    4,784
                                                                   --------------------

Present value of minimum lease payments less current portion              $   4,784
                                                                   ====================


Rent expense under these leases was approximately $288,800 for the year ended December 31, 1999.

10.  EMPLOYEE BENEFIT PLAN

The Company maintains a 401(k) profit sharing plan (the "401(k) Plan") under
Section 401(k) of the Internal Revenue Code. The 401(k) Plan is available to all full-time employees and allows employees to make contributions up to a specified percentage of their compensation. Under the 401(k) Plan, the Company makes discretionary matching contributions equal to 50% of the employees' contributions up to a maximum of 6% of employees' annual salaries. The Company contributed and expensed approximately $79,700 to the 401(k) Plan during the year ended December 31, 1999.

                        REPORT OF INDEPENDENT ACCOUNTANTS



April 26, 1999

To the Board of Directors and Stockholders of RockPort Trade Systems, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of RockPort Trade Systems, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management: our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Boston, Massachusetts

                        ROCKPORT TRADE SYSTEMS, INC.
                                 BALANCE SHEET



                                                                      DECEMBER 31,
                                                                          1998
ASSETS
Current assets:
   Cash and cash equivalents                                         $    1,836,307
   Accounts receivable, less allowance for doubtful accounts
     of $32,000 at December 31, 1998                                      1,881,470
   Income taxes refundable                                                  413,036
   Prepaid expenses and other current assets                                143,404
                                                                  ---------------------
Total current assets                                                      4,274,217
Property and equipment, net                                                 259,281
Other assets                                                                 53,172
                                                                  ---------------------
Total assets                                                         $    4,586,670
                                                                  =====================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                  $       69,280
   Accrued expenses                                                         693,343
   Deferred revenue                                                       1,155,546
                                                                  ---------------------
          Total current liabilities                                       1,918,169
Commitments (Note 10)                                                             -
Stockholders' Equity:
   Series A convertible preferred stock, $0.01 par value; 536,790 shares authorized, 400,000 shares issued and outstanding
     (liquidation preference of $5,000,000)                                   4,000
   Common stock, $.001 par value; 13,210,000 shares
     authorized, 9,000,000 shares issued and 8,400,000 shares                 3,000
     outstanding
   Additional paid-in capital                                             4,971,000
   Accumulated deficit                                                     (809,499)
   Common stock in treasury, at cost, 600,000 shares                     (1,500,000)
                                                                  ---------------------
Total stockholders' equity                                                2,668,501
                                                                  ---------------------
Total liabilities and stockholders' equity                           $    4,586,670
                                                                  =====================




The accompanying notes are an integral part of these financial statements

                         ROCKPORT TRADE SYSTEMS, INC.
                            STATEMENT OF OPERATIONS


                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1998
                                                                ----------------------
Revenue:
   Product revenue                                                 $     1,971,757
   Service revenue                                                       1,583,127
                                                                ----------------------
Total revenue                                                            3,554,884

Cost of revenue:
   Cost of product revenue                                                 343,085
   Cost of service revenue                                               1,247,333
   Research and development                                              1,273,063
   Selling, general and administrative                                   2,793,891
                                                                ----------------------
         Total operating costs and expenses                              5,657,372
                                                                ----------------------

         Loss from operations                                           (2,102,488)
Interest income, net                                                       133,921
                                                                ----------------------

Net loss before benefit from income taxes                               (1,968,567)

Benefit from income taxes                                                  318,753
                                                                ----------------------

Net loss                                                             $  (1,649,814)
                                                                ======================



The accompanying notes are an integral part of these financial statements.

                                           ROCKPORT TRADE SYSTEMS, INC.
                                   STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                       FOR THE YEAR ENDED DECEMBER 31, 1998


                          SERIES A
                         CONVERTIBLE
                       PREFERRED STOCK        COMMON STOCK                                      TREASURY STOCK
                     -------------------- ----------------------                            -----------------------
                                                                               RETAINED
                      NUMBER                 NUMBER              ADDITIONAL    EARNINGS      NUMBER                    TOTAL
                        OF        PAR          OF                 PAID-IN     (ACCUMULATED     OF                   STOCKHOLDERS'
                      SHARES     VALUE       SHARES     AMOUNT    CAPITAL      DEFICIT)      SHARES      AMOUNT        EQUITY
                     --------- ---------- ----------- ---------- ----------- -------------- --------- ------------- -------------
Balances at
December 31, 1997           -  $     --    9,000,000  $   3,000  $      --    $  840,315          --  $        --   $    843,315

Issuance of Series A
 convertible
 preferred stock
 and warrants, net
 of issuance costs    280,000     2,800          --          --   3,742,200           --                               3,475,000
 of $25,000
Purchase of
 common stock
 held in treasury     120,000     1,200          --          --   1,498,800           --     600,000   (1,500,000)            --
Net loss                   --        --          --          --          --   (1,649,814)         --           --     (1,649,814)
                     --------- ---------- ----------- ---------- ----------- -------------- --------- ------------- -------------

Balances at
December 31, 1998     400,000  $  4,000   9,000,000   $   3,000  $4,971,000  $  (809,499)    600,000  $(1,500,000)  $  2,668,501
                     ========= ========== =========== ========== =========== ============== ========= ============= =============

The accompanying notes are an integral part of these financial statements.

                            ROCKPORT TRADE SYSTEMS, INC.
                               STATEMENT OF CASH FLOWS

                                                                       YEAR ENDED
                                                                       DECEMBER 31,
                                                                           1998
                                                                   ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                $(1,649,814)
Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                          130,057
     Deferred income taxes                                                  107,141
     Changes in operating assets and liabilities:
         Accounts receivable                                               (261,571)
         Income taxes refundable                                           (413,036)
         Prepaid expenses and other current assets                          (61,570)
         Other assets                                                       (16,948)
         Accounts payable                                                    10,925
         Accrued expenses                                                  (471,142)
         Deferred revenue                                                   204,327
                                                                   ---------------------
           Net cash used in operating activities                         (2,421,631)
                                                                   ---------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                     (127,255)
                                                                   ---------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note payable                                                   (45,833)
Proceeds from issuance of Series A convertible preferred stock and
   warrants, net of issuance costs                                        3,475,000
                                                                   ---------------------
           Net cash provided by financing activities                      3,429,167
                                                                   ---------------------

Net increase in cash and cash equivalents                                   880,281
Cash and cash equivalents at beginning of year                              956,026
                                                                   ---------------------
Cash and cash equivalents at end of year                                $ 1,836,307
                                                                   =====================
Supplemental disclosures of cash flow information:
   Cash paid for taxes                                                  $   738,500
                                                                   =====================
   Repurchase of 600,000 shares of common stock in exchange for issuance of 120,000 shares of Series A convertible preferred
     stock                                                              $ 1,500,000
                                                                   =====================

The accompanying notes are an integral part of these financial statements.

                           ROCKPORT TRADE SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


    1.  NATURE OF BUSINESS AND ORGANIZATION

    RockPort Trade Systems, Inc. (the Company) was incorporated in July 1993. The Company designs, develops, markets and supports global supply chain management software to automate the sourcing, purchasing, financial and logistics functions of organizations in a broad range of industries. In addition, the Company provides consulting, training, maintenance and support services to facilitate the installation and use of its software.

    2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION
    Revenue from software license fees is recognized at the time of deliver of the product to the customer, provided that the Company has no remaining service obligations, collectibility is considered probable and fees are fixed and determinable.

    Revenue from contracts for significant production, modification, or customization of the software is recognized based on the ratio that total costs incurred to date bear to total estimated costs at completion. These contracts are assessed for losses and such losses are provided for in total in the period in which the losses become known. Although management believes that its estimates of progress toward completion, contract revenue and contract costs are appropriate, it is reasonably possible that changes could occur in the near term which could materially affect management's estimates of such amounts.

    Service revenue from maintenance fees are deferred and recognized ratably over the service period, which is typically twelve months. Other service revenue from training, installation and consulting is recognized as the related services are performed.

    Payments received by the Company in advance of product delivery of performance of services are deferred until earned.

    CASH EQUIVALENTS
    The Company considers all highly liquid investment instruments purchased with an original maturity of three months or less to be cash equivalents. The Company invests its excess cash primarily in money market funds of major financial institutions. These investments are subject to minimal credit and market risk.

    Cash equivalents are classified as available-for-sale and are stated at cost plus accrued interest, which approximates fair market value. Included in cash equivalents at December 31, 1998 are investments of approximately $1,736,000.

    RESTRICTED CASH
    Restricted cash represents time deposits held at a major financial institution as collateral on the Company's note payable agreement. During 1998, the note payable was repaid in full.

    PROPERTY AND EQUIPMENT
    Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Repair and maintenance costs are expensed as incurred.

    LONG-LIVED ASSETS
    Long-lived assets used in operations, primarily property and equipment, are included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable. If the impairment evaluation indicates the affected asset is not recoverable, the asset's carrying value would be reduced to fair value.
    No event has occurred that would impair the value of long-lived assets recorded in the accompanying financial statements.

    CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS
    Financial instruments, which potentially expose the Company to concentrations of credit risk, include accounts receivable. This risk is reduced by the fact that the Company's customers are typically large corporations with strong credit ratings. In addition, the Company maintains reserves for potential credit losses and such losses, in aggregate, have not exceeded management expectations.

    At December 31, 1998, accounts receivable from three customers accounted for approximately 12%, 13% and 42%, respectively, of total accounts receivable. For the year ended December 31, 1998, revenue from two customers represented 12% and 14%, respectively, of total revenue.

    RESEARCH AND DEVELOPMENT AND CAPITALIZED SOFTWARE DEVELOPMENT COSTS Research and development costs are expensed as incurred. Development costs, which are directly related to performance under customer contracts are included as a component of cost of revenue. Costs associated with the development of computer software are expensed prior to establishing technological feasibility, as defined by Statement of Financial Accounting Standards ("SFAS") No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED, and capitalized thereafter until commercial release of the software product. Software development costs eligible for capitalization have not been significant to date.

    ACCOUNTING FOR STOCK-BASED COMPENSATION
    Stock options issued to employees under the Company's stock option plan are accounted for in accordance with Accounting Principles Board Opinion ("APB") No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. The Company adopted SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION in 1996 through disclosure only.

    INCOME TAXES
    The Company provides for income taxes under SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

    USE OF ESTIMATES
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Amounts particularly subject to estimation include the allowance for doubtful accounts and revenue.


    3.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                              ESTIMATED
                                                             USEFUL LIFE        DECEMBER 31, 1998
    Computer equipment                                         3 years                   $276,721
    Computer software                                          3 years                     72,419
    Furniture, fixtures and equipment                          5 years                    152,948
    Leasehold improvements                                   Lease term                    23,388
                                                                            ----------------------
                                                                                          525,476
    Less accumulated depreciation                                                         266,195
                                                                            ----------------------
                                                                                         $259,281
                                                                            ======================

                                        25

4. ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 1998:

Consulting                     $170,034
Salary and fringe benefits      200,113
Commission                       47,198
Professional fees                25,960
Bonus                           135,186
Other                           114,852
                               --------
                               $693,343
                               ========

5. NOTE PAYABLE

In September 1997, the Company entered into a demand note payable agreement (the "Agreement") for $50,000 with a bank. The Company was required to maintain certificates of deposit with the bank, restricted as to use, equal to the amount outstanding under the Agreement. The note was payable in 36 equal monthly installments plus interest at 2% above the interest being paid on the underlying collateral (6.25% at December 31, 1997) beginning October 1997. The note payable balance was repaid in full during March 1998.

6. CONVERTIBLE PREFERRED STOCK

In February 1998, the Company authorized 536,790 shares of preferred stock and designated 400,000 preferred shares as Series A convertible participating preferred stock (the "Series A preferred stock"). The Company sold 280,000 shares of Series A preferred stock for net proceeds of $3,475,000. Additionally, the investors purchased 600,000 shares of the Company's common stock for $1,500,000 from the founders, which were exchanged with the Company into treasury for 120,000 shares of the Series A preferred stock. In connection with the Series A offering, the Company granted warrants to purchase up to 136,790 shares of the Series A preferred stock at an exercise price of $21.93. The warrants expire in February 2001.

The Series A preferred stock has the following characteristics:

VOTING
Holders of Series A preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such holders' shares are convertible.

DIVIDENDS
The holders of Series A are entitled to receive dividends, upon the declaration of a cash dividend to the holders of common stock, when and if declared. The holders of the Series A preferred stock shall be entitled to receive cash dividends on a pro rata basis to be determined as if the Series A convertible preferred stock was converted to common stock. Such dividends shall not be cumulative.

LIQUIDATION PREFERENCE
In the event of any liquidation, dissolution, or winding up of the affairs of the Company, the holders of series A are entitled to receive, prior and in preference to the holders of common stock an amount equal to (a) $12.50 per share for the Series A preferred stock purchased under the February 1998 agreement and (b) $21.93 per share for the Series A preferred stock purchased under the warrant agreement, plus any accrued and unpaid dividends.

CONVERSION
The Series A preferred stock was initially convertible, at the option of the holder, into common stock of the Company based upon a formula, which resulted in a 5-for-1 exchange. However, as the Company did not meet certain revenue targets in 1998, the conversion ratio was divided by 75% resulting in a current 6.67-for-1 exchange. The Series A preferred stock will convert automatically into common stock upon closing of an initial public offering in which the net proceeds equal or exceed $25,000,000.

7.  COMMON STOCK

On April 28, 1999, the Company's stockholders approved a 5-for-1 stock split of the Company's common stock. The financial statements have been adjusted to give retroactive effect to the stock splits for all periods presented.

In February 1998, the Company increased the number of authorized shares of common stock from 10,000,000 to 12,083,950 and again in April 1999 to 13,210,000 shares. The Company has reserved 4,580,380 shares of common stock for the conversion of the Series A convertible preferred stock, the exercise (and subsequent conversion into common stock) of the Series A preferred stock warrants and the exercise of common stock options. Of the common stock issued, 600,000 shares were held by the Company as treasury shares at December 31, 1998.

VOTING RIGHTS AND STOCKHOLDER AGREEMENT
Holders of common stock are entitled to one vote per share. The outstanding shares of common stock are restricted as to transferability by an agreement among the stockholders. This agreement entitles the Company and its stockholders the right of first refusal to purchase any shares of the Company's common stock when offered for sale by any stockholder or in the event of a stockholder's death or disability.

STOCK PURCHASE OPTION
During March 1997, the Company entered into an arrangement with a significant customer entitling such customer to a worldwide nonexclusive license for use of the Company's software, and the right to remarket and distribute the Company's software to certain customers. Additionally, the Company granted the customer an option to purchase 25% of the Company's common stock in the event that the Company notifies the customer that the Company intends to proceed with an initial public offering of its common stock. The purchase price will be mutually determined by the parties when the option becomes exercisable. The value of ascribed to the option by management was not significant. Total product license and software development fees of $295,053 related to the agreement was recognized as product revenue by the Company during 1998.

8.  STOCK OPTION PLAN

During July 1996, the Company adopted the RockPort Trade Systems, Inc. Stock Option Plan (the "Plan"), which provides for the granting of both non-qualified and incentive stock options to employees, officers and consultants of the Company. The total number of shares of common stock that may be issued under the Plan is 1,000,000. Both non-qualified and incentive stock options are exercisable at various dates, as determined by the Board of Directors, within ten years of the date of the grant (generally vested in-full on the third anniversary of the grant date). The exercise price per share is determined by the Board of Director, and in the case of incentive stock options such price shall not be less than the fair value per common share on the date of grant (not less than 110% of fair value in the case of holders of more 10% of the Company's voting stock). Non-qualified stock options may be granted to employees at an exercise determined by the Board of Directors, which may be less than fair market value but not less than the par value of the underlying common stock. At December 31, 1998, the Company has reserved 1,000,000 shares of common stock for issuance under the Plan.

Activity for the year ended December 31, 1998 was as follows:

                                                                 WEIGHTED-
                                                                  AVERAGE
                                                  SHARES       EXERCISE PRICE
                                             ----------------------------------
Outstanding at beginning of year                    595,500         $  0.24
Granted                                             870,250            1.08
Exercised                                                 -               -
Canceled                                            509,000            1.30
                                             ----------------------------------
Outstanding at end of year                          956,750         $  0.44
                                             ==================================


Options exercisable at end of year                   34,200
                                             =================

Weighted-average fair value of options
   granted during the year                         $   0.24
                                             =================

Options available for future grant                   43,250
                                             =================


During 1998, the Company's Board of Directors determined that, because certain stock options held by employees of the Company had an exercise price significantly higher than the fair value of the Company's common stock, such stock options were not providing the incentive intended. Accordingly, 99,000 options to purchase shares of the Company's common stock at exercise prices ranging from $1.20 to $2.50 were canceled and reissued at a price of $0.80 per share. The exercise price of the repriced options equaled the fair market value of the Company's common stock on the date of repricing.

The following table summarizes information about stock options outstanding at December 31, 1998:


                                                           WEIGHTED-AVERAGE
                                                               REMAINING
                                              NUMBER          CONTRACTUAL         NUMBER
                  EXERCISE PRICE           OUTSTANDING        LIFE (YEARS)      EXERCISABLE
              ------------------------ -------------------- ---------------- ----------------
                      $  0.01                   400,000           7.56                  -
                         0.20                    44,500           8.02                  -
                         0.80                   512,250           9.90             34,200
                                       --------------------                  ----------------
                                                956,750                            34,200
                                       ====================                  ================


The Company applies APB No. 25 and related interpretations in accounting for the Plan. No compensation expense was recognized under the Plan for employee option grants during 1998. Had compensation cost been determined based on the fair value of the options at the grant date consistent with the provisions of SFAS No. 123, the Company's net income would not have been materially different. Since options vest over several years and additional option grants are expected to be made in future years, pro forma net income could be materially effected in future periods by the application of SFAS No. 123.

The fair value of each option grant is estimated on the date of grant using the minimum value method option-pricing model with the following assumptions for grants in 1998: no dividend yield: risk free interest rate of 5.0%: and expected lives of 5 years.

9.  EMPLOYEE BENEFIT PLAN

During 1996, the Company formed a 401(k) profit sharing plan (the "401(k) Plan") under Section 401(k) of the Internal Revenue Code. The 401(k) Plan is available to all full-time employees and allows employees to make contributions up to a specified percentage of their compensation. Under the 401(k) Plan, the Company makes discretionary matching contributions equal to 50% of the employees' contributions up to a maximum of 6% of employees' annual salaries. The Company contributed approximately $62,500 to the 401(k) Plan during the year ended December 31, 1998.

10.  INCOME TAXES

The provision for income taxes consists of the following:

                                                                       DECEMBER 31,
                                                                           1998
                                                                   ---------------------
CURRENT:
   Federal                                                                $(425,894)
   State                                                                          -
                                                                   ---------------------
                                                                           (425,894)
Deferred
   Federal                                                                 (266,095)
   State                                                                   (124,381)
                                                                   ---------------------
                                                                           (390,476)
Valuation allowance                                                         497,617
                                                                   ---------------------
                                                                          $(318,753)
                                                                   =====================

The provision for income taxes differs from that computed based upon application of the statutory federal rate to income before income taxes due primarily to the effect of state income taxes and differences between the book and tax bases of certain assets and reserves.

The Company has deferred tax assets and liabilities comprised of the following:

                                                                       DECEMBER 31,
                                                                           1998
                                                                   ---------------------
Accrued employee costs                                                    $ 106,398
Reserves not currently deductible                                            45,808
Tax credit carryforwards                                                    142,306
Net operating loss carryforwards                                            190,131
Other, net                                                                   13,244
                                                                   ---------------------
Net deferred tax assets                                                     497,617
Deferred tax asset valuation allowance                                     (497,617)
                                                                   ---------------------
                                                                          $       -
                                                                   =====================

At December 31, 1998, the Company has federal and state net operating loss carryforwards of approximately $221,000 and $1,761,000, respectively. Additionally, the Company has federal research and development credit carryforwards of $109,000 at December 31, 1998. If not utilized, these carryforwards will expire at various dates through 2018. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may have limited, or may limit in the future, the amount of net operating loss and research and development tax credit carryforwards which could be used annually to offset future taxable income and income tax liability.

The Company has provided a full valuation allowance for the net deferred tax assets as the realization of these future benefits is not sufficiently assured as of December 31, 1998. If the Company achieves profitability, the deferred tax assets will be available to offset future income tax liabilities.

11.  COMMITMENTS

The Company leases its office space under a cancelable lease. The Company also leases certain computer and office equipment under operating leases, which expire through 2000. Future minimum lease payments under leases at December 31, 1998 were as follows:


                                                                        OPERATING
                                                                          LEASES
                                                                   ---------------------
1999                                                                     $ 224,635
2000                                                                       190,466
                                                                   ---------------------
Total minimum lease payments                                             $ 415,101
                                                                   =====================

Rent expense under these leases was approximately $184,000 for the year ended December 31, 1998.